Exhibit 99.1

Xoom Reports First Quarter 2014 Results

-	Revenue of $35.9 Million, increase of 48% from Q1 2013

-	Gross Sending Volume of $1.6 Billion, increase of 49% from Q1 2013

-	1,130,367 Active Customers, increase of 34% from Q1 2013

SAN FRANCISCO, Calif., April 22, 2014 – Xoom Corporation (NASDAQ: XOOM), a leading digital money transfer provider, today announced financial results for the first quarter of 2014:

•	Revenue for the first quarter was $35.9 million, an increase of 48% from the first quarter of 2013.

•	Gross profit for the first quarter was $26.4 million, an increase of 57% from the first quarter of 2013.

•	GAAP net income for the first quarter was $0.4 million, or $0.01 per diluted share, compared to a net loss of $79,000, or $0.00 per diluted share, for the first quarter of 2013.

•	Adjusted EBITDA for the first quarter was $3.5 million, compared to $1.6 million for the first quarter of 2013.

•	Non-GAAP earnings per diluted share for the first quarter was $0.06, compared to $0.02 per diluted share for the first quarter of 2013.

•	Cash, cash equivalents, disbursement prefunding and short-term investments were $243.5 million as of March 31, 2014, compared to $249.5 million as of December 31, 2013.

•	As of March 31, 2014 and December 31, 2013, we had no outstanding balance under our line of credit.

“We had a solid first quarter with continued momentum from mobile channels and high quality additions to our payout network generating strong financial results,” said John Kunze, president and chief executive officer, Xoom. “Risk management continues to be a critical differentiator for Xoom. With our industry best loss management, we are able to ensure a seamless consumer experience, while delivering our services at consistently faster speeds, on great margins.”

Operating Metrics

•	Gross sending volume for the quarter grew 49% to $1.6 billion from the first quarter of 2013.

•	Transactions for the quarter grew 42% to 2,896,639 from the first quarter of 2013.

•	Active customers for the quarter grew 34% to 1,130,367 from the first quarter of 2013.

•	New customers for the quarter grew 7% to 117,095 from the first quarter of 2013.

Highlights and Strategic Announcements

During the quarter, Xoom expanded its payout network and service innovations.

•	Xoom partnered with Metrobank and Philippine National Bank (PNB) to offer instant deposits to Metrobank and PNB bank accounts in the Philippines, which, in addition to Xoom’s instant bank deposit service to BDO, provides Xoom customers the ability to instantly send money directly into their recipients’ accounts at three of the top five banks in the Philippines.

•	Xoom partnered with HDFC Bank Limited to offer instant deposits to Rupee-denominated HDFC Bank accounts in India. This breakthrough service allows Xoom customers to instantly deposit money into their recipients’ HDFC Bank accounts in India 24 hours a day, seven days a week, 365 days a year, including bank holidays.

•	Xoom partnered with Banco Popular Dominicano to offer deposit services to the bank’s checking and savings accounts in usually less than 15 minutes to the Dominican Republic and cash pick up services at more than 200 locations across the island, expanding Xoom’s total cash pickup network in the Dominican Republic to 576 locations.

Business Outlook

For Q2 2014, Xoom is targeting the following:

•	Revenue to be between $38.0 million and $40.0 million.

•	Adjusted EBITDA to be between $2.0 million and $4.0 million.

•	GAAP diluted net income (loss) per share to be in the range of $(0.04) to $0.01.

•	Non-GAAP diluted net income per share to be in the range of $0.02 to $0.06.

For Full Year 2014, Xoom is targeting the following:

•	Revenue to be between $157.0 million and $162.0 million.

•	Adjusted EBITDA to be between $12.0 million and $15.0 million.

•	GAAP diluted net loss per share to be in the range of $0.09 to $0.02.

•	Non-GAAP diluted net income per share to be in the range of $0.15 to $0.22.

Conference Call

Xoom plans to host a conference call today to review its first quarter 2014 results and to discuss its financial outlook for the second quarter and full year 2014. The conference call can be accessed by dialing the toll free number (877) 440-7574 or the international number (253) 237-1314. The call is scheduled to begin at 2:00 p.m. PT / 5:00 p.m. ET and can be accessed via the Web at ir.xoom.com. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 60 days.

About Xoom

Xoom is a leading digital money transfer provider in 31 countries, focused on helping consumers send money in a secure, fast and cost-effective way using their mobile phone, tablet or computer. During the 12 month period ended March 31, 2014, Xoom’s more than 1.1 million active customers sent more than $6.1 billion to family and friends. The company is headquartered in San Francisco and can be found online at www.xoom.com.

Forward-Looking Statements

This press release and Xoom’s scheduled conference call contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to, among other things, expectations, plans, prospects and financial results for Xoom, including, but not limited to, its expectations regarding its expansion into new markets and services, market demand, future earnings, revenue and financial and operating metrics. These forward-looking statements are based upon the current expectations and beliefs of Xoom’s management as of the date of this press release and conference call, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All forward-looking statements made in this press release and during the conference call are based on information available to Xoom as of the date thereof, and Xoom disclaims any obligation to update these forward-looking statements.

In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the evolving nature of the industry in which Xoom operates; its failure to attract new customers or retain existing customers; economic, political or regulatory factors beyond its control, in the U.S. or in countries to which its customers transfer money; fluctuations in foreign exchange rates; competitive pricing and marketing strategies by competitors; the adoption of competing technologies that supplant its services; the use of its services for illegal or improper purposes; the failure of partners to disburse funds according to Xoom’s instructions; its ability to contract for third-party services on commercially reasonable terms; the maintenance of its payment network on terms consistent with those currently in place or newly adopted regulations in the U.S or in countries to which its customers transfer money; increases in transaction processing fees; declines in customer confidence in its business or in money transfer providers generally; its ability to protect its intellectual property; the adoption of mobile phones and devices to access information on the Internet and use of its services; potential breaches of its security systems; and other risks and uncertainties.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to Xoom’s Annual Report on Form 10-K for the year ended December 31, 2013 and any subsequently filed reports on Forms 10-Q and 8-K. All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (“EDGAR”) at www.sec.gov or Xoom’s website at www.xoom.com.

Non-GAAP Financial Measures

Xoom’s stated results include certain non-GAAP financial measures, including Adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share. Adjusted EBITDA excludes provision for income taxes, interest expense, interest income, amortization of acquired intangible asset, depreciation and other amortization expense, and expenses related to stock-based compensation. Non-GAAP net income excludes expenses related to stock-based compensation and amortization of acquired intangible asset. Adjusted EBITDA and Non-GAAP net income exclude these expenses as they are often excluded by other companies to help investors understand the operational performance of their business, and in the case of stock-based compensation, can be difficult to predict. Xoom believes these adjustments provide useful comparative information to investors.

Xoom considers these non-GAAP financial measures to be important because they provide useful measures of its operating performance and are used by its management for that purpose. In addition, investors often use measures such as these to evaluate the operating performance of a company. Non-GAAP results are presented for supplemental informational purposes only for understanding Xoom’s operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

(Xoom-f)

Contacts:

Sharrifah Al-Salem

Director of Investor Relations

IR@xoom.com

Robin Carr

Director of Public Relations

PR@xoom.com

XOOM CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	March 31,	December 31,
	2014	2013
	(unaudited)	(derived from audited financial statements)
Assets
Current assets:
Cash and cash equivalents	$98,010	$110,979
Disbursement prefunding	38,722	33,799
Short-term investments	106,767	104,678
Customer funds receivable	29,389	16,381
Prepaid expenses and other current assets	5,066	4,237

Total current assets	277,954	270,074
Non-current assets:
Property, equipment and software, net	5,254	4,855
Goodwill	9,032	—
Intangibles, net	5,746	250
Restricted cash	10,968	7,816
Other assets	966	1,084

Total assets	$309,920	$284,079

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$9,220	$8,345
Customer liabilities	25,628	10,791

Total current liabilities	34,848	19,136
Non-current liabilities:
Other non-current liabilities	2,309	99

Total liabilities	37,157	19,235
Commitments and Contingencies
Stockholders’ equity:
Convertible preferred stock, $0.0001 par value, 25,000,000 shares authorized; issued and outstanding 0 shares; aggregate liquidation preference $0 at March 31, 2014 and December 31, 2013	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized; issued and outstanding 37,983,793 and 37,583,945 shares at March 31, 2014 and December 31, 2013, respectively	4	4
Additional paid-in capital	329,450	321,878
Accumulated other comprehensive loss	(5)	—
Accumulated deficit	(56,686)	(57,038)

Total stockholders’ equity	272,763	264,844

Total liabilities and stockholders’ equity	$309,920	$284,079

XOOM CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended
	March 31,
	2014	2013
	(unaudited)
Revenue	$35,938	$24,315
Cost of revenue	9,578	7,519

Gross profit	26,360	16,796

Marketing	8,782	5,692
Technology and development	7,850	4,834
Customer service and operations	3,974	3,017
General and administrative	5,158	2,923

Total operating expense	25,764	16,466

Income from operations	596	330

Other income (expense):
Interest expense	(328)	(447)
Interest income	76	36
Other income	20	4

Income (loss) before provision for income taxes	364	(77)
Provision for income taxes	12	2

Net income (loss)	$352	$(79)

Net income (loss) per share:
Basic	$0.01	$(0.00)
Diluted	$0.01	$(0.00)
Weighted-average shares used to compute net income (loss) per share:
Basic	37,799	19,041

Diluted	41,710	19,041

XOOM CORPORATION AND SUBSIDIARIES

Key Metrics

	Three Months Ended
	March 31,
	2014	2013
	(unaudited)
Other Financial and Operational Data:
Gross Sending Volume	$1,576,690,682	$1,055,847,000
Transactions	2,896,639	2,039,000
Active Customers	1,130,367	841,819
New Customers	117,095	109,631
Cost Per Acquisition of a New Customer	$56	$40
Adjusted EBITDA (in thousands)	$3,523	$1,574

XOOM CORPORATION AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Operating Results

	Three Months Ended
	March 31,
	2014	2013
	(in thousands, except per share data)
	(unaudited)
Non-GAAP net income (loss) per share:
GAAP net income (loss)	$352	$(79)
Add back: stock-based compensation	1,924	778
Add back: amortization of acquired intangible asset	204	—

Non-GAAP net income	$2,480	$699

Non-GAAP diluted net income per share	$0.06	$0.02

Non-GAAP diluted shares	41,710	34,459
Reconciliation of Adjusted EBITDA:
Net income (loss)	$352	$(79)
Provision for income taxes	12	2
Interest expense	328	447
Interest income	(76)	(36)
Amortization of acquired intangible asset	204	—
Depreciation and other amortization expense	779	462
Stock-based compensation	1,924	778

Adjusted EBITDA	$3,523	$1,574

XOOM CORPORATION AND SUBSIDIARIES

Forward-Looking Guidance

	Three Months Ending		Twelve Months Ending
	June 30, 2014		December 31, 2014
	From	To	From	To
	(In thousands, except per share data)
Net income (loss) per share:
GAAP net income (loss)	$(1,673)	$325	$(3,615)	$(618)
Add back: stock-based compensation	2,253	2,253	9,283	9,283
Add back: amortization of acquired intangible asset	204	204	814	814

Non-GAAP net income	$784	$2,782	$6,482	$9,479

GAAP diluted net income (loss) per share	$(0.04)	$0.01	$(0.09)	$(0.02)

Non-GAAP diluted net income per share	$0.02	$0.06	$0.15	$0.22

GAAP diluted shares	38,294	43,128	38,625	38,625
Non-GAAP diluted shares	43,128	43,128	43,029	43,029
Adjusted EBITDA:
GAAP net income (loss)	$(1,673)	$325	$(3,615)	$(618)
Provision for income taxes	—	—	12	12
Interest expense	350	351	1,379	1,381
Interest income	(101)	(100)	(377)	(376)
Amortization of acquired intangible asset	204	204	814	814
Depreciation and other amortization expense	967	967	4,504	4,504
Stock-based compensation	2,253	2,253	9,283	9,283

Adjusted EBITDA	$2,000	$4,000	$12,000	$15,000